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                                                                    Exhibit 99.1



                                                                   Press Release

Date: May 24, 2006


Contact:   Enstar:     Amy Dunaway           Castlewood:        Paul O'Shea
           Telephone:  334-834-5483          Telephone:         441-292-3645


For Release: Immediately

The Enstar Group, Inc. and Castlewood Holdings Limited Sign Definitive Merger Agreement

         Montgomery, Alabama and Hamilton, Bermuda -- May 24, 2006 -- The Enstar Group, Inc. ("Enstar") (Nasdaq: ESGR) and Castlewood Holdings Limited ("Castlewood"), a Bermuda company and partially owned affiliate of Enstar, today announced that they have executed a definitive merger agreement. Under the terms of the merger agreement, Enstar shareholders will receive one ordinary share of Castlewood for each share of Enstar common stock they hold.

         Immediately following the merger, shareholders of Enstar will hold approximately 48.5% of the outstanding ordinary shares of the combined entity, which is expected to list its shares on Nasdaq. Enstar also expects to pay, in connection with but prior to the merger, a special dividend of $3.00 per share, or approximately $17.3 million in the aggregate. The record date for such dividend will be set at a later date and announced prior to the consummation of the merger. Immediately prior to the merger, Castlewood intends to consummate a recapitalization pursuant to which, among other things, all of the outstanding shares of Castlewood will be exchanged for newly issued ordinary shares.

         The Board of Directors of each of Enstar and Castlewood unanimously approved the terms and conditions of the merger agreement. Completion of the transactions is conditioned on, among other things, governmental and regulatory approvals and decisions, approval by the shareholders of Enstar and Castlewood and satisfaction of various other closing conditions. The transaction is expected to close during the third quarter of 2006.

         On May 23, 2006, J. Christopher Flowers, John J. Oros and Nimrod T. Frazer, who collectively beneficially own approximately 36% of the shares and approximately 30% of the voting power of Enstar, entered into a Support Agreement with Castlewood pursuant to which such shareholders agreed, among other things, to vote their shares of common stock of Enstar in favor of the merger.



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J. Christopher Flowers, Nimrod T. Frazer, T. Whit Armstrong and T. Wayne Davis,
each of whom are directors of Enstar, have exercised an aggregate of 225,000 options for stock of Enstar. Castlewood shareholders holding the number of shares required to approve the Castlewood recapitalization and related transactions have agreed to vote in favor of such transactions.


         Enstar's Board of Directors is hereby canceling the annual meeting of its shareholders that was previously scheduled to be held on June 2, 2006. The annual meeting will be held at a later date and is expected to be held at the same time as the special meeting of Enstar's shareholders to approve the Merger.

         Nimrod T. Frazer, Chairman and Chief Executive Officer of Enstar, stated, "We are pleased to have reached this agreement with Castlewood and are confident that the transaction is in the best interests of our shareholders, as it allows us to effectively deploy our capital in the reinsurance run-off business. This new corporate structure led by our proven business partners at Castlewood is a major step forward for Enstar."

         Dominic F. Silvester, President and Chief Executive Officer of Castlewood, stated, "The combination with Enstar recognizes that the success of Castlewood over the last five years is due in part to the close working relationship that has developed between our organizations. The merger of the talents, capabilities and assets of Enstar and Castlewood will give us direct access to capital and expand opportunities to grow our business."

         Charles A. Davis, CEO of Stone Point Capital LLC, the manager of Trident II, L.P. ("Trident"), stated, "We think this is an excellent next step in the development of Castlewood's business and we are enthusiastic about continuing our strategic relationship with Enstar. As part of the combined group, and with enhanced access to capital, we are confident that the company will continue to be a preeminent service provider in the growing run-off sector." Following the merger, Trident will be one of the largest shareholders of the combined company. Trident and certain of its affiliates have the right to register up to 750,000 shares of their Castlewood stock 90 days after the consummation of the merger, and the remainder of its Castlewood shares received in the recapitalization will be subject to transfer restrictions for one year, subject to certain exceptions.

         The newly combined company, which will be called Enstar Group Limited, will be headquartered in Hamilton, Bermuda. Dominic F. Silvester will serve as CEO, and John J. Oros will become Executive Chairman. Nimrod T. Frazer will continue as a director of Enstar Group but will retire as CEO of Enstar.

         ABOUT ENSTAR

         Enstar is a publicly traded company engaged in the operation of several equity affiliates in the financial services industry.




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         ABOUT CASTLEWOOD

         Castlewood is a Bermuda corporation involved in the management and acquisition of insurance and reinsurance companies, including companies in run-off, and in providing management, consulting and other services to the insurance and reinsurance industries.

         ADDITIONAL INFORMATION

         In connection with the proposed transactions, Castlewood intends to file a registration statement, which will include a proxy statement prepared by Enstar, and other materials with the Securities and Exchange Commission ("SEC"). Investors are urged to read these documents when they become available because they will contain important information about Castlewood, Enstar, the proposed transactions and related matters. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about Castlewood, Enstar, the proposed transactions and related matters, at http://www.sec.gov, the SEC's website. Enstar, Castlewood and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Enstar shareholders with respect to the proposed transactions. Information about Enstar's directors and executive officers is available in Enstar's proxy statement for its 2006 annual meeting of shareholders, dated April 27, 2006. Additional information about the interests of potential participants will be included in the registration statement and proxy statements and other materials filed with the SEC.

         FORWARD-LOOKING STATEMENTS

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about the intent, belief or current expectations of Castlewood and Enstar and their management teams regarding the transactions described in this press release (including the proposed merger and recapitalization). Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various risk factors. Important factors currently known to the management teams that could cause actual results to differ materially from those in the forward-looking statements contained in this press release include adverse changes in the companies' financial results and conditions, changes in general economic and business conditions, as well as other risks identified in Item 1A. "Risk Factors" to Enstar's Form 10-K for the year ended December 31, 2005. Furthermore, Castlewood and Enstar may not be able to complete the proposed transactions on the terms summarized above or other acceptable terms, or at all, due to a


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number of factors, including but not limited to the failure (i) to obtain approval of shareholders, (ii) to obtain governmental and regulatory approvals and decisions or (iii) to satisfy other closing conditions. Neither Enstar nor Castlewood undertakes any obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.


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